United States
                      Securities and Exchange Commission
                            Washington, D.C. 20549

                                 SCHEDULE 14A

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-12

                           Stillwater Mining Company
               (Name of Registrant as Specified In Its Charter)
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

                    Common Stock, par value $0.01 per share
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(2)   Aggregate number of securities to which transaction applies:

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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by
         Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(1)   Amount Previously Paid:

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(2)   Form, Schedule or Registration Statement No.:

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(3)   Filing Party:

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(4)   Date Filed:

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                 As filed with the Commission on May 27, 2003

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FOR IMMEDIATE RELEASE:   May 27, 2003

CONTACT:                 John W. Pearson               Simon Coope
                         Stillwater Mining Company     MacKenzie Partners, Inc.
                         406-322-8742                  212-929-5500 or
                                                       800-322-2885

                 STILLWATER RIGHTS OFFERING PROPOSAL WITHDRAWN


Columbus, Montana. Stillwater Mining Company (NYSE:SWC) announced today that the private equity affiliate of a reputable investment banking firm which proposed a $100 million rights offering has withdrawn its proposal, indicating that it is no longer interested in pursuing the rights offering.

The firm first proposed the rights offering in April 2003. The Company was initially unable to discuss the proposal, because it could have triggered the no-solicitation provisions in the Company's agreement with MMC Norilsk Nickel. The firm recently made certain changes to its proposal and, based on these changes, the Company offered to meet to discuss the proposal.

Francis R. McAllister, the Company's Chairman and Chief Executive Officer, said "We are disappointed by the firm's response, as we hoped to discuss the possibility of putting into place a financing alternative in the event the Norilsk Nickel transaction is not completed."

Mr. McAllister continued, "The Board continues to unanimously endorse the Norilsk Nickel transaction and urges all stockholders to vote in favor of the transaction at the upcoming special meeting of stockholders to be held on June 16, 2003. The Board believes the Norilsk Nickel transaction is in the best interests of the Company and its stockholders."

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa. The Company is traded on the New York Stock Exchange under the symbol SWC. Further information can be found at its web site: www.stillwatermining.com.


This news release is not a proxy statement. On May 5, 2003, the Company mailed a definitive proxy statement to stockholders in connection with the solicitation of proxies relating to the proposed Norilsk Nickel transaction. STOCKHOLDERS ARE ADVISED TO READ THIS PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION. The proxy statement and other relevant documents may also be obtained, free of charge, on the Securities and Exchange Commission's website (http://www.sec.gov ) or by request by contacting the Company's proxy solicitors, MacKenzie Partners, Inc. at 105 Madison Avenue, New York, New York 10016, Tel.: 1-800-322-2885 or (212) 929-5500.

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